                                                                     EXHIBIT 11.

                         FIRSTFED AMERICA BANCORP, INC.

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                        THREE MONTHS ENDED JUNE 30, 1997
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             THREE MONTHS ENDED
                                                               JUNE 30, 1997
                                                             ------------------
Net Income..................................................     $    1.647
                                                                 ==========
Weighted average shares outstanding:
  Weighted average shares issued............................      8,707,152
  Less: Unallocated shares held by the ESOP.................       (607,045)
  Plus: ESOP shares released or committed to be released
   during the fiscal year...................................          9,760
                                                                 ----------
    Weighted average shares outstanding.....................      8,109,867
                                                                 ==========
Earnings per share..........................................     $      .20
                                                                 ==========

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